Exhibit 10.7

Exclusive Option Agreement

This Exclusive Option Agreement (hereinafter referred to as this “Contract”) was concluded and signed in China on October 31, 2018 by and among:

Party A: Beijing Yueke Technology Co., Ltd.

Address: Room 115, Floor 1, Building 26, No.44 North Third Ring Middle Road, Haidian District, Beijing

Party B:

Tianjin Wuxin Technology Partnership (Limited Partnership), a partnership duly established and validly existing in accordance with the Chinese law

Address: Room 249-18, Building 13, No.2 Hongwang Road, E-commerce Industrial Park, Wuqing District, Tianjin (Centralized Office Area)

Beijing Wuxin Technology Center (Limited Partnership), a partnership duly established and validly existing in accordance with the Chinese law

Address: Room 207-055, Floor 2, Building 23, Yard 8, Dongbeiwang West Road, Haidian District, Beijing

Party C: Beijing Wuxin Technology Co., Ltd.

Address: Room 207-056, Floor 2, Building 23, Yard 8, Dongbeiwang West Road, Haidian District, Beijing

In this Contract, Party A, Party B and Party C shall hereinafter be referred to individually as a “Party” and collectively the “Parties”.

Whereas, Party B holds 100% of the equity interest of Party C;

Now therefore, the Parties have reached agreement as follows through consultation:

1.                     Purchase and Sale of Equity Interest

1.1          Granting of Rights

Party B hereby irrevocably grants to Party A an irrevocable exclusive option to purchase from Party B or to designate one or more persons (each, a “Designated Person”) to purchase from Party B all or part of the equity interest of Party C held by Party B from time to time either in a single transaction or in a series of transactions, in each case, in accordance with the steps determined by Party A at its sole discretion and at the price set forth in Section 1.3 hereof, and to the extent permitted by the laws of the People’s Republic of China (“China”) (the “Option to Purchase Equity Interest of Parent”).

Party C hereby irrevocably grants to Party A an irrevocable exclusive option to purchase from Party C or to designate one or more Designated Persons to purchase from Party C all or part of the equity interest of its holding subsidiaries (including without limitations Shenzhen Wuxin Technology Co., Ltd.) from time to time either in a single transaction or in a series of transactions, in each case, in accordance with the steps determined by Party A at its sole discretion and at the price set forth in Section 1.3 hereof, and to the extent permitted by the Chinese laws (the “Option to Purchase Equity Interest of Subsidiaries”, together with the Option to Purchase Equity Interest of Parent collectively referred to as the “Options to Purchase Equity Interest”).

Except for Party A and the Designated Person(s), no third party shall enjoy the Options to Purchase Equity Interest or any other right related to the equity interest of Party C and its holding subsidiaries. Party C hereby agrees with the Option to Purchase Equity Interest of Parent granted by Party B to Party A, and the holding subsidiaries of Party C hereby agree with the Option to Purchase Equity Interest of Subsidiaries granted by Party C to Party A. “Person” as defined in this Paragraph and this Contract means any individual, company, joint venture, partnership, enterprise, trust or non-corporate organization.

For the avoidance of doubt, the terms of this Contract shall apply to the holding subsidiaries of Party C (including without limitations Shenzhen Wuxin Technology Co., Ltd.).

1.2          Steps for Exercising the Options

Party A’s exercise of its Options to Purchase Equity Interest shall be subject to compliance with the provisions of Chinese laws and regulations. When exercising the Options to Purchase Equity Interest, Party A shall send a written notice (the “Equity Interest Purchase Notice”) to Party B, specifying: (a) Party A’s decision to exercise the Options to Purchase Equity Interest; (b) the share of equity interest to be purchased by Party A from Party B (the “Purchased Equity Interest”); and (c) the date of purchase/transfer of the Purchased Equity Interest.

1.3          Purchase Price of Equity Interest

The purchase price of the Purchased Equity Interest (the “Purchase Price of Equity Interest”) shall be the lowest price permitted by law, unless any valuation is otherwise required by the Chinese laws or regulations at the time of exercise of the rights by Party A.

1.4          Transfer of the Purchased Equity Interest

Each time Party A exercises the Options to Purchase Equity Interest:

1.4.1                    Party B shall cause Party C to convene a shareholders’ meeting in a timely manner, at which a resolution approving the transfer of the Purchased Equity Interest by Party B to Party A and/or the Designated Person(s) shall be adopted;

1.4.2                    Party B shall enter into an equity interest transfer contract (hereinafter referred to as the “Transfer Contract”) with Party A and/or the Designated Person(s) (as the case may be) for each transfer in accordance with the provisions of this Contract and the Equity Interest Purchase Notice;

1.4.3                    The Parties concerned shall sign all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits, and take all necessary actions, to transfer the good title of the Purchased Equity Interest to Party A and/or the Designated Person(s) free from any security interest, and cause Party A and/or the Designated Person(s) to become the registered owner(s) of the Purchased Equity Interest. For the purposes of this Paragraph and this Contract, “Security Interest” includes any security, mortgage, rights or interests of third parties, any option, right of acquisition, right of preemption, right of set-off, retention of title or other security arrangements; provided however that, for the sake of clarity, it does not include any security interest arising under this Contract or Party B’s Equity Interest Pledge Contract. “Party B’s Equity Interest Pledge Contract” in this Paragraph and this Contract refers to the equity interest pledge contract concluded and signed by and among Party A, Party B and Party C on the date of this Contract (hereinafter referred to as “the Equity Interest Pledge Contract”). In accordance with the Equity Interest Pledge Contract, Party B shall pledge all of its equity interest in Party C to Party A in order to guarantee that Party C can fulfill its obligations under the Exclusive Business Cooperation Agreement signed by and between Party C and Party A.

2.                     Undertakings

2.1          Undertakings with respect to Party C

Party B (as Party C’s shareholder) and Party C hereby undertake:

2.1.1                   Without Party A’s prior written consent, not to supplement, alter or amend the articles of association and regulations of Party C in any way, not to increase or reduce its registered capital, or not to otherwise change the structure of its registered capital;

2.1.2                   To maintain its corporate existence, and to prudently and efficiently carry on its business and conduct its affairs in accordance with good financial and commercial standards and practices;

2.1.3                   Without Party A’s prior written consent, not to sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in any asset, business or income of Party C at any time from the date of signing this Contract, or not to allow creation of any Security Interest thereon;

2.1.4                   Without Party A’s prior written consent, not to incur, inherit, guarantee or permit any debt, except for (i) any debt incurred in the ordinary course of business other than through loans, and (ii) any debt that has been disclosed to and approved in writing by Party A;

2.1.5                   To ensure that all business of Party C is carried out in the normal course of business in order to maintain the value of Party C’s assets, and to refrain from any act/omission that may affect its business condition and the value of its assets;

2.1.6                   Without Party A’s prior written consent, not to induce Party C to enter into any material contract, except for those concluded in the normal course of business (for the purposes of this Paragraph, a contract is deemed to be a material contract if its value exceeds RMB100,000);

2.1.7                   Without Party A’s prior written consent, not to induce Party C to grant any loan or credit to any person;

2.1.8                   At Party A’s request, to provide it with all information concerning party C’s operation and financial status;

2.1.9                   If requested by Party A, to purchase and maintain insurances for the assets and business of Party C from an insurance company approved by Party A, with the amounts and types of such insurances consistent with those purchased by any company carrying on similar business;

2.1.10             Without Party A’s prior written consent, not to cause or permit Party C to merge or combine with, or make an acquisition of or investment in, any Person;

2.1.11             Without Party A’s prior written consent, not to liquidate, dissolve or deregister Party C;

2.1.12             To immediately notify Party A of any litigation, arbitration or administrative proceeding which has arisen or which is likely to arise in connection with Party C’s assets, business or income;

2.1.13             For the purposes of maintaining Party C’s ownership of all its assets, to sign such documents, to take such actions, or to make such claims or defense against all claims as necessary or desirable;

2.1.14             Without Party A’s prior written consent, to ensure that no dividend shall be paid by Party C to its shareholders in any form, provided that Party C shall immediately distribute all distributable profits to its shareholders upon written request of Party A; and

2.1.15             At Party A’s request, to appoint any person designated by Party A to serve as Party C’s director.

2.2          Party B’s Undertakings

Party B hereby undertakes that:

2.2.1                   Without Party A’s prior written consent, Party B shall not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the equity interest of Party C owned by it, or permit creation of any Security Interest thereon, other than the pledge on such equity interest created in accordance with Party B’s Equity Interest Pledge Contract;

2.2.2                   Party B shall cause the board of shareholders and/or the board of directors of Party C, without Party A’s prior written consent, not to approve to sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the equity interest of Party C owned by Party B, or permit creation of any Security Interest thereon, other than the pledge on such equity interest created in accordance with Party B’s Equity Interest Pledge Contract;

2.2.3                   Party B shall cause the board of shareholders and/or the board of directors of Party C, without Party A’s prior written consent, not to approve to merge or combine with, or to make an acquisition of or investment in, any Person;

2.2.4                   Party B shall immediately notify Party A of any litigation, arbitration or administrative proceeding which has arisen or which is likely to arise with respect to the equity interest of Party C owned by Party B;

2.2.5                   Party B shall cause the board of shareholders or the board of directors of Party C to vote on its approval of the transfer of the Purchased Equity Interest under this Contract and to take any and all other actions that Party A may require;

2.2.6                   To maintain its ownership of the equity interest of Party C, Party B shall sign such documents, take such actions, and make such claims or defense against all claims as necessary or desirable;

2.2.7                   At Party A’s request, Party B shall appoint any person designated by Party A to serve as Party C’s director;

2.2.8                   At Party A’s request from time to time, Party B shall immediately and unconditionally transfer its equity interest in Party C to Party A and/or the Designated Person(s) in accordance with its Options to Purchase Equity Interest hereunder; and

2.2.9                   Party B shall strictly comply with the provisions of this Contract and other contracts jointly or separately entered into by Party B, Party C and Party A, perform its obligations under this Contract and such other contracts, and refrain from any act/omission which may affect validity and enforceability hereof and thereof. If Party B has any residual interest in the equity interest hereunder or under the Equity Interest Pledge Contract signed by the Parties hereto or under the Power of Attorney in favor of Party A, it shall not exercise such rights unless instructed in writing by Party A.

3.                      Representations and Warranties

Party B and Party C hereby represent and warrant to Party A jointly and severally on the date of signing this Contract and on each transfer date of the Purchased Equity Interest, as follows:

3.1                    It has the authority to execute and deliver this Contract and any Transfer Contract and to perform its obligations under this Contract and any Transfer Contract. Party B and Party C agree to sign the Transfer Contracts consistent with the terms hereof when Party A exercises the Options to Purchase Equity Interest. This Contract and the Transfer Contracts to which it is a party constitute or will constitute its legal, valid and binding obligations and enforceable against it in accordance with its terms;

3.2                    Neither the execution and delivery of this Contract or any Transfer Contract nor the obligations under this Contract or any Transfer Contract will: (i) result in any breach of any applicable law in China; (ii) conflict with Party C’s articles of association, regulations or other organizational documents; (iii) cause any breach of any contract or instrument to which it is a party or to which it is bound, or constitute any default under any contract or instrument to which it is a party or to which it is bound; (iv) violate any condition under which any license or permit is granted to either of them or continues to be in effect; or (v) lead to suspension of or revocation of or imposition of additional conditions on any license or permit granted to either of them;

3.3                    Party B has good and marketable title to its equity interest in Party C. Except for the pledge under Party B’s Equity Interest Pledge Contract, Party B has not created any Security Interest on such equity interest;

3.4                    Party C has good and marketable title to all its assets and has not created any Security Interest on such assets;

3.5                    Party C does not have any outstanding debts, other than (i) any debt incurred in the normal course of business and (ii) any debt disclosed to and approved by Party A in writing;

3.6                    There is no pending or threatened litigation, arbitration or administrative proceedings relating to Party C’s equity interest, assets or Party C.

4.                      Effective Date

This Contract shall come into effect on the date of being signed by the Parties, with the valid term of 10 years. Party A has the option to renew this Contract.

5.                     Governing Law and Dispute Settlement

5.1                    Governing Law

The execution, validity, interpretation, performance, modification and termination of this Contract and the settlement of disputes under this Contract shall be governed by the Chinese laws officially published and publicly available. Matters not covered by the Chinese laws officially published and publicly available shall be governed by the international legal principles and practices.

5.2                    Dispute Settlement

Any dispute arising from the interpretation and performance of this Contract shall first be settled by the Parties through consultation in good faith. If the Parties fail to reach an agreement on the settlement of the dispute within 30 days after a Party requests the other Parties to settle the dispute through consultation, any Party may submit the dispute to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitration shall take place in Beijing and the language of arbitration shall be Chinese. The arbitral award shall be final and binding upon the Parties.

6.                     Taxes and Fees

Each Party shall pay any and all transfer and registration taxes, expenses and fees incurred by or levied on such Party in connection with the preparation and execution of this Contract and the Transfer Contracts and the completion of the transactions contemplated in this Contract and the Transfer Contracts in accordance with Chinese law.

7.                     Notice

7.1                   All notices and other communications required or given pursuant to this Contract shall be delivered by hand or sent by registered mail, postage prepaid, by commercial courier service or by facsimile transmission to the address of such Party set forth below. Each notice shall also be followed by a confirmation copy by E-mail. The dates on which notices are deemed effectively served shall be determined as follows:

7.1.1             Notices served by hand, by courier service or by registered mail, postage prepaid, shall be deemed effectively served on the date of delivery or refusal at the delivery address specified for notices.

7.1.2             Notices given by facsimile transmission shall be deemed effectively served on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2                   For the purpose of notice, the addresses of the Parties are as follows:

Party A: Beijing Yueke Technology Co., Ltd.

Address: Room 115, Floor 1, Building 26, No.44 North Third Ring Middle Road, Haidian District, Beijing

Attention: WANG Ying

Telephone: [***]

Party B:

Tianjin Wuxin Technology Partnership (Limited Partnership)

Address: Room 249-18, Building 13, No.2 Hongwang Road, E-commerce Industrial Park, Wuqing District, Tianjin (Centralized Office Area)

Attention: WANG Ying

Telephone: [***]

Beijing Wuxin Technology Center (Limited Partnership)

Address: Room 207-055, Floor 2, Building 23, Yard 8, Dongbeiwang West Road, Haidian District, Beijing

Attention: WANG Ying

Telephone: [***]

Party C: Beijing Wuxin Technology Co., Ltd.

Address: Room 207-056, Floor 2, Building 23, Yard 8, Dongbeiwang West Road, Haidian District, Beijing

Attention: WANG Ying

Telephone: [***]

7.3                    Any Party may at any time change its address for receiving notices by a notice delivered to the other Parties in accordance with the terms in this Section.

8.                     Confidentiality

Each Party acknowledges that any oral or written information exchanged in connection with this Contract is confidential. Each Party shall keep confidential all such information and not disclose any such information to any third party without the written consent of the other Parties, except for the information that (a) is or becomes generally available to the public (other than as a result of any disclosure by the recipient to the public); (b) is required to be disclosed by the applicable laws or the rules or requirements of any stock exchange; (c) is required to be disclosed by any Party to its legal counsels or financial advisers in connection with the transactions contemplated hereunder, provided that such legal counsels or financial advisers shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the employees or agencies engaged by a Party shall be deemed as disclosure of such confidential information by such Party, and such Party shall be liable for breach of this Contract by the aforesaid employees or agencies. This Section shall survive termination of this Contract for any reason whatsoever.

9.                     Further Assurance

The Parties agree to promptly execute such documents as may reasonably be necessary or beneficial for the performance of the provisions and purposes of this Contract and to take such further actions as may reasonably be necessary or beneficial for the performance of the provisions and purposes of this Contract.

10.              Miscellaneous

10.1          Amendments, Modifications and Supplements

Any amendment, modification or supplement to this Contract shall be agreed in writing by the Parties.

10.2             Entire Contract

Except as amended, supplemented or modified in writing after the execution hereof, this Contract shall constitute the entire contract among the Parties hereto with respect to the subject matter hereof and supersede all prior oral and written negotiations, representations and contracts with respect to the subject matter hereof.

10.3             Headings

The headings in this Contract are inserted for convenience only, which shall not be used to interpret, illustrate or otherwise affect the meaning of the provisions of this Contract.

10.4             Language

This Contract is made in Chinese in triplicate, with each Party holding one copy respectively, which shall have the same legal effect.

10.5             Severability

If one or more provisions of this Contract are held invalid, illegal or unenforceable in any respect pursuant to any law or regulation, the validity, legality or enforceability of the remaining provisions of this Contract shall not in any way be affected or impaired. The Parties shall, through consultations in good faith, strive to replace such invalid, illegal or unenforceable provisions with effective provisions to the maximum extent permitted by law and intended by the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

10.6             Successors

This Contract shall be binding upon and inure to the benefit of the respective successors and permitted assigns the Parties.

10.7             Survival

10.7.1             Any obligation arising out of or becoming due under this Contract prior to expiry or early termination of this Contract shall survive the expiry or early termination of this Contract.

10.7.2             The provisions under Sections 5, 7, 8 and 10.7 hereof shall survive the termination of this Contract.

10.8             Waiver

Any Party may waive the terms and conditions of this Contract, provided that such waiver is made in writing and signed by the Parties. A waiver by any Party in respect of a default by the other Parties under certain circumstances shall not be deemed to be a waiver by such Party in respect of a similar default under other circumstances.

- Followed by the Signature Page -

No text below and the Signature Page of the Exclusive Option Agreement

Party A:

Beijing Yueke Technology Co., Ltd. (Seal)

[Company seal is affixed]

Signed by:	/s/ WANG Ying

Name: WANG Ying

Title: Legal Representative

No text below and the Signature Page of the Exclusive Option Agreement

Party B:

Tianjin Wuxin Technology Partnership (Limited Partnership) (Seal)

[Company seal is affixed]

Signed by:	/s/ WANG Ying

Name: WANG Ying

Title: Managing Partner/Authorized Representative

Beijing Wuxin Technology Center (Limited Partnership) (Seal)

[Company seal is affixed]

Signed by:	/s/ WANG Ying

Name: WANG Ying

Title: Managing Partner/Authorized Representative

No text below and the Signature Page of the Exclusive Option Agreement

Party C:

Beijing Wuxin Technology Co., Ltd. (Seal)

[Company seal is affixed]

Signed by:	/s/ WANG Ying

Name: WANG Ying

Title: Legal Representative